UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2016

XFIT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55372	47-1858485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25731 Commercentre Drive, Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 916-9680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT WITH PIMCO FUNDS: PRIVATE ACCOUNT PORTFOLIO SERIES: PIMCO HIGH YIELD PORTFOLIO

On December 16, 2016 we entered into an Amended and Restated Note Purchase Agreement (the “Agreement”) with PIMCO Funds: Private Account Portfolio Series: PIMCO High Yield Portfolio (“PIMCO”) pursuant to which we issued a $3.5 million 9% Senior Secured Fixed Rate Note due July 12, 2020 (the “Note”). The Note refinanced our prior 14% Senior Secured Note in the principal amount of $2.5 million (the “Prior Note”), providing us with an additional $1 million in working capital. As with the Prior Note, the Note is secured by a lien on substantially all of our assets (other than those sold pursuant to our factoring agreement with Crown Financial).

In connection with the Agreement, (i) PIMCO converted $ 278,689 in accrued and unpaid interest into 1,990,639 shares of our common stock. In addition we had previously issued PIMCO a warrant to purchase ten percent of our equity at an exercise price of $1.5 million. We amended the terms of the common stock purchase warrant previously issued to PIMCO to reduce the exercise price thereof to $350,000.

The foregoing descriptions of the Agreement, Note and the amended common stock purchase warrant are qualified in its entirety by reference to the provisions of such agreements filed as exhibits to this Current Report on the Form 8-K which are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The Note provides for monthly payments of interest at the rate of 9% per annum, with the principal due at maturity on July 12, 2020. The principal and interest on the Note will be accelerated upon an event of default as provided in the Note. The Agreement and the Note provide for standard representations and warranties. The Agreement prohibits us from paying cash dividends on our shares or our repurchasing shares of common stock.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuances of the Note, the shares of common stock issued upon conversion of accrued interest and the amended common stock purchase warrant were exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of PIMCO that PIMCO is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

The Company did not pay any brokerage commissions or finders’ fees in connection with the transactions with PIMCO.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Amended and Restated Note Purchase Agreement dated as of December 16, 2016

10.2	9% Senior Secured Fixed-Rate Note due July 12, 2020

10.3	Amended and Restated Common Stock Purchase Warrant

10.4	Amended and Restated Pledge And Security Agreement

10.5	Patent Security Agreement

10.6	Trademark Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFIT BRANDS, INC.

(Registrant)

Date: December 20, 2016	By:	/s/ David E. Vautrin
David E. Vautrin
Chief Executive Officer